Exhibit 10.21

EXECUTION COPY

MASTER MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT

THIS MASTER MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2004, by and among DAVID HUSMAN, an individual and MICHAEL HUSMAN, an individual (each, a “Contributor” and, collectively, the “Contributors”), and EXTRA SPACE STORAGE LP, a Delaware limited partnership (the “Operating Partnership”).

RECITALS

WHEREAS, the Contributors own certain rights and interests in and to the entities (each and “ESS Entity” and collectively, the “ESS Entities”) listed on Schedule A attached to this Agreement as members of the ESS Entities and otherwise (such rights and interests, as more folly described in this Agreement and on Schedule A attached to this Agreement, together with all of the rights and interests of the Contributors to participate in or benefit from the ownership, profits and/or losses of the ESS Entities, whether as a member of the relevant ESS Entity or otherwise are collectively referred to in this Agreement as the “Contributed Interests”);

WHEREAS, the Operating Partnership and Extra Space Storage, Inc., a Maryland corporation and the ultimate parent of the Operating Partnership (the “REIT”), are in the process of conducting a reorganization in which, among other things, the Operating Partnership will, directly and through its wholly owned subsidiaries, acquire interests in certain self storage facilities from third parties and joint venture partners of its affiliates (such reorganization and all transactions related thereto the “Formation Transactions”);

WHEREAS, immediately prior to the completion of the Formation Transactions, the REIT will conduct an underwritten initial public offering of its shares of common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “IPO”); and

WHEREAS, subject to the completion of the Formation Transactions and the IPO, the Contributors desire to contribute all of their right, title and interest in and to the Contributed Interests, free and clear of all liens, security interests, prior assignments or conveyances, conditions, restriction, special assessments, easements, reservations, restrictions, and encumbrances whatsoever and all other defects or imperfections in title, except as may be contained in the operating agreements or other formation or charter documents governing the ESS Entities (collectively, “Encumbrances”), to the Operating Partnership in accordance with the terms and subject to the conditions, and for the consideration, specified in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. Contribution of Contributed Interests; Effective Date. The Contributors agree to contribute, transfer, convey and assign to the Operating Partnership, and the Operating Partnership agrees to accept the contribution, transfer, conveyance and assignment of, the Contributed Interests, pursuant to the terms and conditions set forth in this Agreement. On the Closing Date (as defined in Section 7A of this Agreement), the Contributors shall contribute, transfer, convey and assign to the Operating Partnership the Contributed Interests free and clear of all Encumbrances.

2. Contributed Interests Description. The Contributed Interests shall include all of the rights and interests of the Contributors in and to the ESS Entities of any nature whatsoever, in each case and with respect to each individual ESS Entity, as more fully described on Schedule A attached to this Agreement and incorporated herein by this reference.

3. Consideration. The aggregate consideration for which the Contributors agree to contribute, transfer, convey and assign the Contributed Interests to the Operating Partnership is agreed to have an aggregate value of One Million Three Hundred Fifty Thousand and Fifty-Four Dollars and Ninety Cents ($1,350,054.90) (the “Aggregate Consideration Value”). The Aggregate Consideration Value is allocable among the Contributors and the Contributed Interests being contributed by each Contributor as set forth on Schedule B to this Agreement. On the Closing Date, the Aggregate Consideration Value shall be paid by the Operating Partnership by delivering a number of common limited partnership units of the Operating Partnership (each such unit an “OP Unit”) to each Contributor having a value equal to the applicable Contributor’s pro rata share of the Aggregate Consideration Value indicated on Schedule B to this Agreement, with each individual OP Unit having a value equal to the initial public offering price of one share of common stock of the REIT issued in the IPO. The aggregate number of OP Units to be issued to the Contributors pursuant to the preceding sentence shall be referred in this Agreement as the “OP Unit Consideration” and shall be issued in the names of or recorded in the names of the Contributors. The transfer of the OP Unit Consideration to the Contributors shall be evidenced by either an amendment (the “Amendment”) to the agreement of limited partnership of the Operating Partnership (the “OP Agreement”) or by the issuance of physical certificates representing such OP Units (the “Certificates”) in either case, as determined by the Operating Partnership. Any such Amendment or the form of any such certificate shall be subject to the prior review and approval of the Contributors. The parties to this Agreement shall take such additional actions and execute such additional documentation as may be required by the OP Agreement in order to effect the transactions contemplated by this Agreement.

4. Tax Treatment as Contribution. The contribution, transfer, conveyance and assignment effectuated pursuant to this Agreement for the OP Unit Consideration shall be treated as a transaction in “assets-over” form pursuant to Treasury Regulation Section 1.708-1 (c)(3). The parties are not aware of any reason that any Contributor’s transfer of any portion of Contributors’ Contributed Interests would be treated as a taxable sale pursuant to Section 707 of the Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury Regulations thereunder, but if any such transfer is so treated (any such Contributor referred to as a “Selling Member,” and the portion of the interest sold referred to as the “Sold Interest”), then such transfer shall be treated as a purchase of the Sold Interest by the Operating Partnership directly from the Selling Member in accordance with the provisions of Treasury Regulation Section 1.708-1(c)(4) and Code Section 741. Each Selling Member expressly consents to such tax treatment with respect to their Sold Interest.

5. Transfer Taxes. All sales, value added, use, state or local transfer and gains taxes, registration, stamp and similar taxes imposed in connection with the transactions contemplated by this Agreement shall be borne exclusively by the Operating Partnership.

6. Term of Agreement. If the Closing (as defined in Section 7A of this Agreement) does not occur by September 30, 2004, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor either Contributor shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

7. Closing Date and Closing Procedures and Requirements.

A. Closing Date. The “Closing Date” or “Closing” of this Agreement and the completion of the acquisition of the Contributed Interests by the Operating Partnership shall be on or before thirty (30) days after the closing of the IPO. Closing shall take place at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York or at such other place as the parties hereto may agree upon. However, Closing shall not occur unless each and every condition to (i) the Operating Partnership’s obligations, more specifically set out and otherwise enumerated in Section 12 of this Agreement; and (ii) the Contributors’ obligations, more specifically set out and otherwise enumerated in Section 13 of this Agreement, has been satisfied or waived.

B. Closing Deliveries. On the Closing Date, the Operating Partnership shall transfer the OP Unit Consideration to the Contributors pursuant to Section 3 of this Agreement. Simultaneously with the delivery of the OP Unit Consideration, each Contributor will contribute, transfer, convey, assign and deliver to the Operating Partnership good and valid title in and to the Contributed Interests held by such Contributor, in each case, free and clear of all Encumbrances, by executing and delivering to the Operating Partnership a member interest transfer agreement substantially in the form of Exhibit 1 attached to this Agreement. Prior to or on the Closing Date, each Contributor shall have also duly executed and delivered to the Operating Partnership a non-foreign status affidavit pursuant to Section 1445 of the Code, in the form of Exhibit 2, attached to this Agreement and incorporated herein by this reference.

8. Representations and Warranties of the Contributors. Each Contributor hereby makes the following representations and warranties (in each case on his or her own behalf and not on the part of or with respect to the other Contributor), each of which is material and being relied upon by the Operating Partnership, each and every one of which is true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date):

A. Authority. Each Contributor has full right, power and authority to execute and deliver this Agreement and to perform all of his obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by each Contributor of this Agreement, and the performance by each Contributor of his obligations hereunder require no further action or approval of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of each such Contributor in accordance with its terms, except as provided in the operating agreements governing the ESS Entities, subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

B. Ownership. Each Contributor owns the Contributed Interests attributed to him on Schedule A to this Agreement, beneficially and of record, free and clear of any and all Encumbrances, except as provided in the operating agreements governing the ESS Entities. Except pursuant to this Agreement and the operating agreements governing the ESS Entities, such Contributor has not granted any options, warrants, or rights to subscribe to, securities, member interests, rights or obligations convertible into or exchangeable for or given any right to subscribe for or participate in the profits of all or any portion of the his Contributed Interests. At the Closing, upon consummation of the transactions contemplated by this Agreement, the Operating Partnership will acquire the entire legal and beneficial interest in all of the Contributed Interests held by such Contributor, free and clear of any and all Encumbrances, except as provided in the operating agreements governing the ESS Entities.

C. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by such Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Contributor or to his Contributed Interests, except as provided in the operating agreements governing the ESS Entities.

D. Litigation. There is no action, suit, or proceeding, pending or known by such Contributor to be threatened, against or affecting such Contributor, in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, excluding any action, suit or proceeding against any ESS Entity, the Operating Partnership or any affiliate thereof, which (i) in any manner raises any question affecting the validity or enforceability of this Agreement; (ii) could materially and adversely affect the business, financial position, or results of operations of such Contributor or his Contributed Interests; (iii) could materially and adversely affect the ability of any Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto; (iv) could create a lien on the Contributed Interests, any part thereof, or any interest therein; or (v) could materially and adversely affect the Contributed Interests, any part thereof, or any interest therein.

E. Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by such Contributors has been obtained or will be obtained on or before the Closing Date.

F. Securities Law Matters.

(i) In acquiring the OP Units and engaging in this transaction, none of the Contributors are relying upon any representations made to it by the Operating Partnership, or any of its partners, officers, employees, or agents that are not contained in this Agreement or the Confidential Private Offering Memorandum dated April 16, 2004, attached to this Agreement as Exhibit 3 (the “OM”). Such Contributor is aware of the risks involved in investing in the OP Units. Such Contributor has had an opportunity to ask questions of, and to receive answers from, the Operating Partnership or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Operating Partnership. Such Contributor confirms that all documents, records, and information pertaining to its investment in the Operating Partnership, that have been requested by it, including a complete copy of the form of the OP Agreement, have been made available or delivered to it prior to the date hereof. Such Contributor represents and warrants that each has reviewed and approved the form of the OP Agreement attached to this Agreement as Exhibit 4.

(ii) Such Contributor acknowledges receipt of, and has read and reviewed, the OM.

(iii) Such Contributor understands that the OP Units have not been registered under the Securities Act of 1933, as amended, or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The OP Units are being acquired by such Contributor solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and no Contributor has any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. Such Contributor understands that the OP Agreement will restrict transfer of the OP Units and that the Certificates will contain the following legend reflecting the requirement that the OP Units cannot be resold without registration under such laws or the availability of an exemption from such registration:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO EXTRA SPACE STORAGE

LP AN OPINION OF COUNSEL SATISFACTORY TO EXTRA SPACE STORAGE LP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

G. Accredited Investors. Such Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

H. Tax Matters. Such Contributor represents and warrants that each has obtained from their own counsel advice regarding the tax consequences of (i) the transfer of the Contributed Interests to the Operating Partnership and the receipt of OP Units as consideration therefor, (ii) each Contributor’s admission as a limited partner of the Operating Partnership, and (iii) any other transaction contemplated by this Agreement. Each Contributor further represents and warrants that it has not relied on the Operating Partnership or the Operating Partnership’s representatives or counsel for such tax advice.

I. Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to any Contributor. As used herein, “Act of Bankruptcy” shall mean if any Contributor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (viii) take any entity action for the purpose of effecting any of the foregoing.

J. Brokerage Commission. None of the Contributors has engaged the services of, any broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by any Contributor. Each Contributor hereby agrees to indemnify and hold the Operating Partnership and its employees, directors, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

K. Representations True and Correct. In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which any Contributor has knowledge, such Contributor will immediately disclose the same to the Operating Partnership when first available to such Contributor; and, in the event of any such material change, the Operating Partnership may, at its election, terminate this Agreement.

9. Representations and Warranties of the Operating Partnership. The Operating Partnership hereby makes the following representations and warranties, each of which is material and being relied upon by each Contributor, are true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date):

A. Organization and Authority. The Operating Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by the Operating Partnership of its obligations hereunder have been duly authorized by all requisite action of the Operating Partnership and require no further action or approval of the Operating Partnership’s partners, directors, officers, managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Operating Partnership in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

B. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Operating Partnership has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the OP Agreement, its Certificate of Limited Partnership or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Operating Partnership.

C. Litigation. There is no action, suit, or proceeding, pending or, to the knowledge of the Operating Partnership, threatened, against or affecting the Operating Partnership in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement; (ii) could materially and adversely affect the ability of the Operating Partnership to perform its obligations under this Agreement, or under any document to be delivered pursuant to this Agreement; (iii) could materially and adversely affect the business, financial position, or results of operations of the Operating Partnership or the OP Units; (iv) could create a lien on the OP Units or any part thereof or any interest therein; or (v) could materially and adversely affect the OP Units, any part thereof, or any interest therein.

D. OP Units Validly Issued. The OP Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”) or as agreed between the Operating Partnership and any limited partner in the Operating Partnership. Each Contributor shall be admitted as a limited partner of the Operating Partnership as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the OP Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.

E. Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Operating Partnership has been obtained or will be obtained on or before the Closing Date.

F. Brokerage Commission. The Operating Partnership has not engaged the services of any broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Operating Partnership. The Operating Partnership hereby agrees to indemnify and hold each Contributor harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

G. Representations True and Correct. In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which the Operating Partnership has knowledge, the Operating Partnership will immediately disclose the same to the

Contributors when first available to the Operating Partnership; and, in the event of any such material change, the Contributors may, at its election, terminate this Agreement.

10. Covenants of the Contributors. Each Contributor agrees and covenants as follows:

A. Change in Facts or Circumstances. If, prior to Closing, such Contributor becomes aware of any fact or circumstance which would make any representation or warranty contained in this Agreement inaccurate, such Contributor shall promptly notify the Operating Partnership in writing of such fact or circumstance.

B. No Transfers. From the date hereof through the Closing, no Contributor shall directly or indirectly:

(i) contribute, sell, transfer (or agree to contribute, sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Interests;

(ii) contribute, sell, transfer or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its Contributed Interests; or

(iii) whether voluntarily or involuntarily mortgage, pledge or otherwise encumber (or permit to become encumbered) in any manner whatsoever all or any portion of its Contributed Interests.

C. Withdrawal as Member. Effective as of the Closing Date, each Contributor shall, and hereby does, withdraw as a member of each of the ESS Entities. Each Contributor also agrees that effective as of the Closing Date, except for its indemnification rights under Section 15 of this Agreement, each Contributor waives and forever releases any and all rights in, claims against and obligations owing from the ESS Entities and all of their respective affiliates that such Contributor may have in its capacity as a member of such ESS Entity or otherwise regardless of when such rights, claims or obligations accrued or arose.

11. Waivers of Rights Under Agreements. As of the Closing Date, each Contributor waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any agreement relating to its Contributed Interests including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution of its portion of the Contributed Interests to the Operating Partnership or any direct or indirect subsidiary thereof.

12. Conditions Precedent to the Operating Partnership’s Obligations. The Operating Partnership’s obligation to perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A. The representations, warranties and covenants of each Contributor contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

B. The obligations of each Contributor contained in this Agreement to be performed by them shall have been duly performed by them on or before the Closing Date and the Contributors shall not have breached any of their covenants or agreements contained herein.

C. Concurrently with the Closing, each Contributor shall have executed and delivered to the Operating Partnership a member interest transfer agreement substantially in the form of Exhibit 1 attached to this Agreement.

D. Prior to or on the Closing Date, each Contributor shall have duly executed and delivered to the Operating Partnership a non-foreign status affidavit pursuant to Section 1445 of the Code, in the form of Exhibit 2 attached to this Agreement.

E. Each Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated by this Agreement.

As used herein, the term “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

F. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

G. There shall be no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, relating to the ownership of the Contributed Interests, in any court or before or by a federal, state, county, municipal department, commission, board, bureau, or agency or other governmental instrumentality.

H. The Operating Partnership shall have been provided with a certificate executed on behalf of each Contributor certifying as to the matters set forth in paragraphs A and B of this Section 12.

I. The Formation Transactions and the IPO shall have been completed.

J. If required, each Contributor shall have delivered fully executed counterparts to the Amendment.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

13. Conditions to the Contributor’s Obligations. Each Contributor’s obligation to perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A. The representations, warranties and covenants of the Operating Partnership contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

B. The obligations of the Operating Partnership contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date and the Operating Partnership shall not have breached any of its covenants or agreements contained herein.

C. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigations or governmental proceeding seeking such an order shall be pending or threatened.

D. The Contributors shall have been provided with a certificate executed on behalf of the Operating Partnership by an authorized officer of the Operating Partnership certifying as to the matters set forth in paragraphs A and B of this Section 13.

E. The Formation Transactions and the IPO shall have been completed.

Any or all of the foregoing conditions may be waived by the Contributors in their sole and absolute discretion.

14. Survival of Representations and Warranties; Remedy for Breach.

A. Subject to Section 15 hereof, all representations and warranties of the Contributors and the Operating Partnership in this Agreement shall survive the Closing for a period of one year after the Closing Date.

B. Notwithstanding anything to the contrary in this Agreement, except Section 16 hereof with respect to the Operating Partnership’s right to obtain an injunction, neither the Contributors nor the Operating Partnership shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations or in any agreement or exhibit delivered by any of them pursuant thereto, other than pursuant to Section 15 of this Agreement.

15. Indemnification.

A. Contributor’s Indemnity. Each Contributor hereby agrees to indemnify and defend the Operating Partnership and its affiliates against and to hold them harmless from any and all damage, loss, liability and expense incurred or suffered by the Operating Partnership or any of its affiliates arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by such Contributor pursuant to this Agreement and any exhibit or attachment to this Agreement; provided, however, that a Contributor’s aggregate liability under this Section 15A shall not exceed the Aggregate Consideration Value allocated to such Contributor pursuant to this Agreement.

B. The Operating Partnership’s Indemnity. The Operating Partnership hereby agrees to indemnify and defend each Contributor against and to hold it harmless from any and all damage, loss, liability and expense incurred or suffered by such Contributor arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by the Operating Partnership pursuant to this Agreement and any exhibit or attachment to this Agreement.

C. Limitation Period. Notwithstanding the foregoing, any claim for indemnification under this Section 15 must be asserted in writing, stating the nature of such claim and the basis for indemnification therefore within one year after the Closing. If so asserted in writing within one year after the Closing, such claims for indemnification shall survive until resolved by mutual agreement between the Contributors and the Operating Partnership or by judicial determination.

16. Injunctions. Each Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Contributor and to enforce specifically the terms and provisions hereof in any federal or state court (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity.

17. Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided, that the Operating Partnership may assign all of its rights and duties under this Agreement to an “affiliated company” (as hereafter defined) without the written consent of the Contributors; provided, that the consideration payable to the Contributors under Section 3 of this Agreement shall be in the form of OP Units and that such assignment shall not affect the status of the exchanges pursuant to this Agreement as being governed by Section 721 (a) of the Code. An “affiliated company” shall mean an entity that controls, is controlled by, or is under common control with the Operating Partnership.

18. Successors and Assigns. The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns.

19. Governing Law. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

20. Third Party Beneficiary. Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

21. Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision and to execute any amendment, consent, or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

22. Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

23. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to either Contributor:	c/o Michael W. Husman 1200 North Ashland, Suite 522 Chicago, IL 60602 Facsimile: 773-489-2580

with a copy to: Piper Rudnick LLP 203 N. LaSalle Street Chicago, IL 60601 Attention: Nicholas R. Minear Facsimile: 312-630-7326

If to the Operating Partnership:

Extra Space Storage LP

2795 E. Cottonwood Parkway, #400

Salt Lake City, UT 84121

Attention: Charles Allen, Esq.

Facsimile: 801-562-5579

with a copy to:

Clifford Chance US LLP

200 Park Avenue

New York, New York 10166

Attention: Karl A. Roessner

Facsimile: 212-878-8375

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 23, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 23, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 23, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 23). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section 23.

24. Weekends, Holidays, Etc.If the time period by which any right, option or election provided for under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which Closing must be held, expires on a day which is a Saturday, Sunday, or official federal or a state holiday for the state of New York, then such time period shall be automatically extended through the close of business on the next business day.

25. Further Assurances. From time to time, at either party’s request, whether on or after Closing, and without further consideration, the other party shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transfer of the Contributed Interests to the Operating Partnership.

26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. Entire Agreement and Amendments. This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto. This Agreement may only be modified or amended upon the written consent of each party hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement effective as of the date first written above.

CONTRIBUTORS:

By:
David Husman

Date:

By:
Michael Husman

Date:

EXTRA SPACE STORAGE LP,
a Delaware limited partnership

By:	ESS Holdings Business Trust I,
its general partner

By:
Name: Charles L. Allen
Title: Trustee

Date: